EXHIBIT 99.1

Cytori Reports First Quarter Results

SAN DIEGO, May 6, 2010 -- Cytori Therapeutics (NASDAQ:CYTX) is reporting its first quarter financial results. More information on our commercial and clinical progress is posted online in the 'May 2010 Shareholder Letter' at http://ir.cytoritx.com.

Key accomplishments for Cytori in the first quarter and year-to-date include the following:

•	Continued growth in Celution® and StemSource® System and consumables sales

•	Sale and installation of a StemSource® Cell Bank in Japan

•	FDA clearance (Q1) and US launch (Q2) of the PureGraft™ autologous fat grafting system

•	Gained further clarity from the FDA on US regulatory pathway for the Celution® System

Systems and Consumables

In the first quarter of 2010, Cytori increased its cumulative number of 'revenue systems’ (those sold directly to physicians, distributors or placed, which are generating consumable sales) to 110, compared to 59 at the end of the first quarter of 2009 and 101 at the end of the prior quarter.

In addition, 342 consumables were shipped in the first quarter of 2010, compared to 337 consumables shipped in the fourth quarter of 2009 and 241 consumables shipped in the first quarter of 2009.  Of these, 261 consumables were re-orders in the first quarter of 2010, compared to 164 re-orders in the same quarter of 2009 and 258 re-orders in the prior quarter. More than 2,300 cumulative consumables have been shipped to date since commercialization began in Q1 2008.

System & Consumable Order Trends

	Q1 2010	Q4 2009	Q1 2009
Revenue Systems (Cumulative)	110	101	59
Consumables Shipped	342	337	241
Consumable Re-orders	261	258	164

Financials

Total revenues for the first quarter of 2010 were $4.4 million, which consisted of $2.3 million in product revenue from Celution® and StemSource® sales in Europe, Asia and the United States and $2.1 million in development revenue. This compares to $1.9 million in total revenues in the first quarter of 2009, of which all $1.9 million were attributable to product sales. Gross margin was 59% with a gross profit of $1.3 million, up from 43% with a gross profit of $0.8 million in the first quarter of 2009.

Total operating expenses were $5.6 million, compared to $6.4 million in the first quarter of 2009. Included in operating expenses was a $1.9 million net reduction in non-cash change in fair value of the warrant and option liability compared to a $0.8 million net reduction in the first quarter of 2009.

Cytori ended the quarter with $22.7 million in cash and cash equivalents plus $2.7 million in accounts receivable, net. Subsequent to end of the quarter, Cytori raised an additional $2.3 million from scheduled sales of its common stock under its current financing arrangement with Seaside 88, LP.

Conference Call & Shareholder Letter

Cytori will host a conference call and question and answer session at 10:30 a.m. Eastern Time today to further discuss these results. The audio webcast of the conference call may be accessed under "Webcasts" in the Investor Relations section of the Cytori's website (www.cytori.com). The webcast will be available live and by replay two hours after the call and archived for one year. More information on our commercial and clinical progress is posted online in the 'May 2010 Shareholder Letter' at http://ir.cytoritx.com.

About Cytori

Cytori is a leader in providing patients and physicians around the world with medical technologies that harness the potential of adult regenerative cells from adipose tissue. The Celution® System family of medical devices and instruments is being sold into the European and Asian cosmetic and reconstructive surgery markets but is not yet available in the United States. Our StemSource® product line is sold globally for cell banking and research applications. www.cytori.com

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements regarding events, trends and business prospects, which may affect our future operating results and financial position. Such statements, including, but not limited to, those regarding continued growth in Celution® and StemSource® System and consumable sales, the US launch of our PureGraft™ autologous fat grafting system, additional clarity regarding the US regulatory pathway for the Celution® System are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, risks related to our history of operating losses, the need for further financing and our ability to access the necessary additional capital for our business, inherent risk and uncertainty in the protection intellectual property rights, regulatory uncertainties regarding the collection and results of, clinical data, dependence on third party performance, as well as other risks and uncertainties described under the "Risk Factors" in Cytori's Securities and Exchange Commission Filings on Form 10-K and Form 10-Q. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

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Contact:

Tom Baker

858.875.5258

tbaker@cytori.com

CYTORI THERAPEUTICS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(UNAUDITED)

	As of March 31, 2010	As of December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$22,684,000	$12,854,000
Accounts receivable, net of allowance for doubtful accounts of $376,000 and $751,000 in 2010 and 2009, respectively	2,689,000	1,631,000
Inventories, net	2,603,000	2,589,000
Other current assets	949,000	1,024,000

Total current assets	28,925,000	18,098,000

Property and equipment, net	1,287,000	1,314,000
Investment in joint venture	259,000	280,000
Other assets	472,000	500,000
Intangibles, net	580,000	635,000
Goodwill	3,922,000	3,922,000

Total assets	$35,445,000	$24,749,000

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$4,334,000	$5,478,000
Current portion of long-term obligations	2,778,000	2,705,000

Total current liabilities	7,112,000	8,183,000

Deferred revenues, related party	5,512,000	7,634,000
Deferred revenues	2,422,000	2,388,000
Warrant liability	4,105,000	6,272,000
Option liability	1,400,000	1,140,000
Long-term obligations, less current portion	2,156,000	2,790,000

Total liabilities	22,707,000	28,407,000

Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 5,000,000 shares authorized; -0- shares issued and outstanding in 2010 and 2009	—	—
Common stock, $0.001 par value; 95,000,000 shares authorized; 44,524,580 and 40,039,259 shares issued and 44,524,580 and 40,039,259 shares outstanding in 2010 and 2009, respectively	44,000	40,000
Additional paid-in capital	197,645,000	178,806,000
Accumulated deficit	(184,951,000)	(182,504,000)
Treasury stock, at cost	—	—

Total stockholders’ equity (deficit)	12,738,000	(3,658,000)

Total liabilities and stockholders’ equity (deficit)	$35,445,000	$24,749,000

CYTORI THERAPEUTICS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	For the Three Months Ended March 31,
	2010	2009

Product revenues:
Related party	$—	$564,000
Third party	2,266,000	1,348,000
	2,266,000	1,912,000

Cost of product revenues	930,000	1,087,000

Gross profit	1,336,000	825,000

Development revenues:
Development, related party	2,122,000	—
Research grants and other	21,000	8,000
	2,143,000	8,000

Operating expenses:
Research and development	2,245,000	3,468,000
Sales and marketing	1,999,000	1,286,000
General and administrative	3,218,000	2,494,000
Change in fair value of warrants	(2,167,000)	(1,021,000)
Change in fair value of option liability	260,000	210,000

Total operating expenses	5,555,000	6,437,000

Operating loss	(2,076,000)	(5,604,000)

Other income (expense):
Interest income	1,000	14,000
Interest expense	(276,000)	(400,000)
Other income (expense), net	(75,000)	(92,000)
Equity loss from investment in joint venture	(21,000)	(16,000)

Total other income (expense), net	(371,000)	(494,000)

Net loss	$(2,447,000)	$(6,098,000)

Basic and diluted net loss per share	$(0.06)	$(0.20)

Basic and diluted weighted average common shares	42,281,381	30,266,169

CYTORI THERAPEUTICS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Three Months Ended March 31,
	2010	2009

Cash flows from operating activities:
Net loss	$(2,447,000)	$(6,098,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	273,000	346,000
Amortization of deferred financing costs and debt discount	138,000	199,000
Warranty provision	—	(11,000)
Provision for doubtful accounts	375,000	150,000
Change in fair value of warrants	(2,167,000)	(1,021,000)
Change in fair value of option liability	260,000	210,000
Share-based compensation expense	766,000	643,000
Equity loss from investment in joint venture	21,000	16,000
Increases (decreases) in cash caused by changes in operating assets and liabilities:
Accounts receivable	(1,433,000)	(61,000)
Inventories	(14,000)	292,000
Other current assets	49,000	(18,000)
Other assets	7,000	26,000
Accounts payable and accrued expenses	(1,144,000)	(682,000)
Deferred revenues, related party	(2,122,000)	—
Deferred revenues	34,000	19,000
Long-term deferred rent	—	(84,000)

Net cash used in operating activities	(7,404,000)	(6,074,000)

Cash flows from investing activities:
Purchases of property and equipment	(191,000)	(9,000)

Net cash used in investing activities	(191,000)	(9,000)

Cash flows from financing activities:
Principal payments on long-term obligations	(652,000)	(203,000)
Proceeds from exercise of employee stock options and warrants	7,038,000	3,000
Proceeds from sale of common stock	11,376,000	6,086,000
Costs related to sale of common stock	(337,000)	(875,000)
Proceeds from sale of treasury stock	—	3,933,000

Net cash provided by financing activities	17,425,000	8,944,000

Net increase in cash and cash equivalents	9,830,000	2,861,000

Cash and cash equivalents at beginning of period	12,854,000	12,611,000

Cash and cash equivalents at end of period	$22,684,000	$15,472,000

Supplemental disclosure of cash flow information:
Cash paid during period for:
Interest	$143,000	$205,000